Exhibit 22

GUARANTEED SECURITIES

Set forth below are (i) securities issued by Level 3 Financing, Inc., a wholly-owned subsidiary of Level 3 Parent, LLC, and registered under the Securities Act of 1933, as amended, and (ii) the guarantors of each of such registered security:

5.375% Senior Notes due 2022 issued under the Indenture dated as of August 12, 2014:

•	Level 3 Parent, LLC (parent)

•	Level 3 Communications, LLC (subsidiary)

5.625% Senior Notes due 2023 issued under the Indenture dated as of January 29, 2015:

•	Level 3 Parent, LLC (parent)

•	Level 3 Communications, LLC (subsidiary)

5.125% Senior Notes due 2023 issued under the Indenture dated as of April 28, 2015:

•	Level 3 Parent, LLC (parent)

•	Level 3 Communications, LLC (subsidiary)

5.375% Senior Notes due 2025 issued under the Indenture dated as of April 28, 2015:

•	Level 3 Parent, LLC (parent)

•	Level 3 Communications, LLC (subsidiary)

5.375% Senior Notes due 2024 issued under the Indenture dated as of November 13, 2015:

•	Level 3 Parent, LLC (parent)

•	Level 3 Communications, LLC (subsidiary)

5.25% Senior Notes due 2026 issued under the Indenture dated as of March 22, 2016:

•	Level 3 Parent, LLC (parent)

•	Level 3 Communications, LLC (subsidiary)

{N4008012.2}